                                                                Exhibit 23.6


                            Consent of Stephen Kahn

        The undersigned hereby consents to the reference to his name and the use of the information with respect to the undersigned in the Prospectus constituting part of the Registration Statement.


Dated: March 5, 1998                            /s/ Stephen Kahn
                                                ------------------------
                                                    Stephen Kahn